UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________
FORM 8-K

_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): July 5, 2023
Curis, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

128 Spring Street, Building C - Suite 500, Lexington, MA 02421
(Address of Principal Executive Offices) (Zip Code)
(617) 503-6500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 5, 2023, Curis, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering (the “Registered Offering”), an aggregate of 18,409,756 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), at a purchase price per share of $0.82 (the “Shares”). The aggregate gross proceeds to the Company from the Registered Offering are expected to be approximately $15.1 million, before deducting fees payable to the placement agents and other estimated offering expenses payable by the Company. The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-254362) that was filed with the Securities and Exchange Commission (“SEC”) on March 16, 2021, as amended by Post-Effective Amendment No. 1 to Form S-3 Registration Statement and Post-Effective Amendment No. 2 to Form S-3 Registration Statement, both filed with the SEC on February 24, 2022, and a prospectus supplement thereunder. The Registered Offering is expected to close on or about July 10, 2023, subject to the satisfaction of customary closing conditions.
The Company has engaged Cantor Fitzgerald & Co. and Truist Securities, Inc. to act as its placement agents in the Registered Offering. The Company has agreed to pay to the placement agents collectively a cash fee of approximately $0.9 million, which represents 6% of the gross proceeds of the Registered Offering, as well as reimburse the placement agents’ reasonable and documented out-of-pocket expenses incurred in connection with the Registered Offering in an aggregate amount not to exceed $50,000.
The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.
Item 8.01. Other Events.
On July 6, 2023, the Company issued a press release announcing the pricing of the Registered Offering. A copy of the press release has been filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, any statements with respect to the Company’s Registered Offering and the expected closing of the offering. Forward-looking statements may contain the words "believes," "expects," "anticipates," "plans," "intends," "seeks," "estimates," "assumes," "predicts," "projects," "targets," "will," "may," "would," "could," "should," "continue," "potential," "focus," "strategy," "mission," or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the Registered Offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that the Company will be able to complete the Registered Offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the Registered Offering, the Company and its business can be found under the caption “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, the Company’s prospectus supplement to be filed with the SEC, and in other filings that the Company periodically makes with the SEC. In addition, any forward-looking statements represent the views of the Company only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. the Company disclaims any intention or obligation to update any of the forward-looking statements after the date of this Current Report on Form 8-K whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
99.1	Press Release dated July 6, 2023
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date:	July 6, 2023	By:	/s/ Diantha Duvall
Diantha Duvall
Chief Financial Officer